Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

BTRS Holdings Inc.
Lawrenceville, New Jersey

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-254301) of BTRS Holdings Inc. of our report dated March 24, 2021 relating to the financial statements of BTRS Holdings Inc. (f/k/a Factor Systems, Inc. (dba Billtrust)), which appears in this Current Report on Form 8-K/A of BTRS Holdings Inc.

/s/ BDO USA, LLP
Woodbridge, New Jersey

March 24, 2021